MINERAL CLAIM OPTION AGREEMENT

THIS OPTION AGREEMENT DATED the 30th day of September, 2011.

AMONG:

PROMITHIAN MINING (NEVADA), INC., a company incorporated  under the laws of the State of Nevada with an address at 406E 300S, # 149, Salt Lake City, Utah, 84111

(“Promithian”)

AND:

VALMIE RESOURCES, INC., a company incorporated under the laws of the State of Nevada with an address at 9190 Double Diamond Parkway, Reno, Nevada, 89521

(“Valmie”)

WHEREAS:

A.

Promithian (the “Optionor”) is the sole recorded and beneficial owner of certain mineral claims and tenures located in the State of Nevada as further described in Schedule “A” hereto (the “Property”);

B.

The Optionor wishes to Option its’ right, title and interest in and to the Property to Valmie (the Optionee) ; and

C.

The parties wish to enter into this Option Agreement to set forth their respective rights and obligations in respect of the option of the Property.

NOW THEREFORE in consideration of the premises and of the mutual covenants, agreements and representations and warranties of the parties hereinafter contained, the parties covenant and agree as follows:

1

Definitions

1.

In this Option Agreement, the following words have the following meanings:

(a)

“Agreement Date” means the date of this Option Agreement;

(b)

“Closing Date” means September 30, 2011, or such other date as mutually agreed upon by the parties;

(c)

“Consideration” has the meaning ascribed to such term in Section ;

(d)

“NSR” means the net smelter return royalty, as described in Schedule “B”;

(e)

“NSR Payment” has the meaning ascribed to such term in Schedule “B”; and

(f)

“Property” has the meaning ascribed to such term in Schedule .

Option of Property

2.

The Optionor agrees to option and the Optionee agrees to option a 100% interest in and to the Property. In consideration therefore (the “Consideration”), the Optionee will:

(a)

grant a 6% NSR to the Optionor in the following:

(i)

the Property,

(ii)

any claims staked by the Optionee within a 10 kilometer radius of the Property, and

(iii)

any claims staked by the Optionee contiguous to the Property.

(b)

provided that the Optionee has not abandoned the Property in accordance with Section , the Optionee will pay to the Optionor a payment (the “Payments”) as follows:

(i)

$15,000.00 on September 30, 2011,

(ii)

$30,000.00 on September 30, 2012,

(iii)

$60,000.00 on September 30, 2013,

(iv)

$120,000.00 on September 30, 2014,

(v)

Upon the payment of this $225,000 title to 100% of the Property will be transferred to the Optionee

(c)

the Optionee will spend a minimum of $125,000 on exploration and development work on the Property by December 31, 2012; and every subsequent year thereafter;

(d)

the Optionee will pay the Optionor the NSR Payments in cash as laid out in Schedule “B”; and

(e)

at any time until the tenth year anniversary of this Agreement, the Optionee may purchase half of the Optionors’ NSR right (3%) from the Optionor for a one time payment of $5,000,000.

(f)

The Optionee shall be responsible for any and all property payments due to any governmental authority on the Property during the terms of this Option Agreement.

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Optionors’ Representations and Warranties

3.

The Optionor represents and warrants to the Optionee that, as at the Agreement Date and at the Closing Date:

(a)

the Optionor is the sole recorded and beneficial owner of an undivided l00% interest in and to the Property;

(b)

the claims comprising the Property have been properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situate, are accurately described in Schedule “A” and are valid and subsisting mineral claims;

(c)

the Property is in good standing under all applicable laws and regulations, all assessment work required to be performed and filed has been performed and filed, all taxes and other payments have been paid and all filings have been made;

(d)

the Property is free and clear of any encumbrances, liens or charges and neither the Optionor nor, to the best of the Optionors’ knowledge, any of their predecessors in interest or title, have done anything whereby the Property may be encumbered;

(e)

the Optionor has the right to enter into this Option Agreement and to Option the Property in accordance with the terms of this Option Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest;

(f)

there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the operations related thereto, and the Optionor has not received any notice of same and are not aware of any basis on which any such orders or direction could be made;

(g)

the Optionors’ ownership of the Property is in compliance with, is not in default or violation in any material respect under, and the Optionor has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation in connection with the Optionors’ ownership of the Property;

(h)

the Optionor has duly filed all reports and returns required to be filed with governmental authorities and have obtained all governmental permits and other governmental consents, except as may be required after the execution of this Option Agreement and all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of the Optionor, threatened, and none of them will be adversely affected by the entry into this Option Agreement;

(i)

the Optionor has held the Property in material compliance with all laws, rules, statutes, ordinances, orders and regulations and the Optionor has not received any notice of any violation thereof, nor is the Optionor aware of any valid basis therefore;

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(j)

there is no adverse claim or challenge against or to the ownership of or title to any part of the Property and, to the knowledge of the Optionor, there is no basis for such adverse claim or challenge which may affect the Property;

(k)

there are no actual or pending proceedings for, and the Optionor is unaware of any basis for, the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent parties;

(l)

the Optionor has advised the Optionee of all of the material information relating to the mineral potential of the Property of which they have knowledge;

(m)

no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation of the option contemplated by this Option Agreement or to enable the Optionee to option the Property on the Closing Date;

(n)

there are no mine workings or waste dumps or mine tailings on the Property;

(o)

the Optionor has the legal capacity and competence to enter into and execute this Option Agreement and to take all actions required pursuant hereto;

(p)

the entering into of this Option Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or of any agreement, written or oral, to which the Optionor may be a party or by which the Optionor is or may be bound;

(q)

the Optionee and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Option Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionor shall promptly notify the Optionee;

(r)

the Optionor has duly executed and delivered this Option Agreement and it constitutes a valid and binding agreement of the Optionor enforceable against the Optionor;

(s)

the Optionor has received and carefully read this Option Agreement; and

(t)

the Property is not subject to any mining royalties imposed by any federal, state, provincial, municipal or local authority, which are beyond the control of the Optionor.

Survival of Optionors’ Representations and Warranties

4.

The representations and warranties of the Optionor in this Option Agreement shall survive the closing of the Option of the Property contemplated hereby and shall continue in full force and effect for the benefit of the Optionee. Such representations and warranties shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Option Agreement, and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.  The Optionor shall have the right to waive any representation and warranty made by the Optionee in its’ favour without prejudice to any of their recourses with respect to any other breach by it. The Optionor shall indemnify and save harmless the Optionee from and against any loss, damages, actions and costs arising from the Optionors’ representations and warranties given hereunder or pursuant to this Option Agreement being incorrect or breached.

Optionees’ Representations and Warranties

5.

The Optionee represents and warrants to the Optionor that, as at the Agreement Date and at the Closing Date:

(a)

it has been duly organized and validly exists as a company in good standing under the laws of the State of Nevada

(b)

upon completion of the option of the Property, it will be lawfully authorized to hold mineral claims and real property under the laws of the State of Nevada;

(c)

it has duly obtained all corporate authorizations for the execution of this Option Agreement and for the performance of this Option Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject; and

(d)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

Survival of Optionees’ Representations and Warranties

6.

The representations and warranties of the Optionee in this Option Agreement shall survive the closing of the Option of the Property contemplated hereby and shall continue in full force and effect for the benefit of the Optionor. Such representations and warranties shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Option Agreement, and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.  The Optionee shall have the right to waive any representation and warranty made by the Optionor in the Optionees’ favour without prejudice to any of its recourses with respect to any other breach by the Optionee. The Optionee shall indemnify and save harmless the Optionor from and against any loss, damages, actions and costs arising from any of the Optionees’ representations and warranties given hereunder or pursuant to this Option Agreement being incorrect or breached.

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Closing Documents

7.

On the Closing Date, the Optionor will deliver to the Optionee, all data and other information in the possession or control of the Optionor with respect to the Property which have not been previously delivered to the Optionee.

Conditions Precedent

8.

The obligation of the Optionee to complete the Option of the Property contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a)

the Optionors’ representations and warranties will be true and correct at the Closing Date;

(b)

the Optionee shall have the right to conduct a due diligence review with respect to the Property and title thereto and shall be satisfied with same, in its sole discretion;

(c)

the Optionor shall have received all regulatory approvals or consents necessary to consummate the transactions set out herein including, without limitation, the Option of the Property to the Optionee;

(d)

the Optionor will have performed and complied in all material respects with any obligations which it may have to the Optionee under this Option Agreement; and

(e)

no statute, rule, regulation, decree, ruling or injunction will have been enacted or entered into, and no litigation, proceeding, government inquiry or investigation will be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Option Agreement.

9.

The foregoing conditions precedent are inserted for the benefit of the Optionee and may be waived in whole or in part by the Optionee by notice in writing to the Optionor.

10.

The obligation of the Optionor to complete the transactions contemplated hereby is subject to the satisfaction of the following condition precedent:

(a)

the Optionors’ representations and warranties will be true and correct on the Closing Date;

(b)

no statute, rule, regulation, decree, ruling or injunction will have been enacted or entered into, and no litigation, proceeding, government inquiry or investigation will be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Option Agreement; and

(c)

the Optionee will have performed and complied in all material respects with any obligations which it may have to the Optionor under this Option Agreement.

11.

The foregoing conditions precedent is inserted for the benefit of the Optionor and may be waived in whole or in part by the Optionor by notice in writing to the Optionee.

Right to Abandon Property Interests

12.

The Optionee, at its sole discretion, may abandon all interests and cease mineral exploration and extraction work on the Property at any time by providing at least 30 days written notice, the “Termination Notice”, to the Optionor. The Optionee shall have not further obligations to the Optionor in regards to option payments, exploration and extraction work, or NSR payments as of the effective date of the “Termination Notice”

Further Assurances

13.

Each party shall execute all further documents or assurances as the other party may reasonably require to carry out the terms and intention of this Option Agreement.

Notice

14.

Each notice, demand or other communication required or permitted to be given under this Option Agreement shall be in writing and shall be delivered or telecopied to such party at the address for such party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

5

Payment

15.

All references to monies hereunder will be in United States funds.  All payments to be made to any party hereunder may be made by cheque delivered to such party at its address for notice as provided in Section . Unless instructed by the Optionor in writing,

All Further Acts.

16.

Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Option Agreement.  The Optionor further agree that it will, at any time and from time to time after the date hereof, upon the Optionees’ request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Option Agreement.

Entire Agreement

17.

This Option Agreement constitutes the entire agreement between the parties and replaces and supersedes all agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or express or implied, statutory or otherwise, between the parties with respect to the subject matter herein.

Assignment

18.

The Optionor and Optionee will not assign any right, benefit or interest in this Option Agreement without the written consent of the other party, which consent may not be unreasonably withheld.

Gender

19.

Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

Enurement

20.

This Option Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Governing Laws

21.

This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable therein. The parties irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada with respect to any legal proceedings arising herefrom.

Counterparts and Electronic Means.

22.

This Option Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.  Delivery of an executed copy of this Lease Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Option Agreement as of the day and year first written above.

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Independent Legal Advice.

23.

Each of the parties acknowledges that: they have sought or have otherwise waived, independent tax and legal advice with respect to this Option Agreement and the documents delivered pursuant thereto.

IN WITNESS WHEREOF this Option Agreement has been executed by the parties hereto as of the day and year first above written.

PROMITHIAN MINING (NEVADA), INC.

Per:

Authorized Signatory

VALMIE RESOURCES, INC.

Per:

________________________________

Authorized Signatory

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SCHEDULE “A”

LANDER COUNTY, NEVADA CLAIMS

Claim Name and #

Bureau Of Land Management Mining Claim Serial #

Mag # 3

339182

Mag # 4

339183

Mag # 5

339184

Mag # 6

339184

Pro # 1

1032431

Pro # 2

1032432

Pro # 3

1032433

Pro # 4

1032434

Pro # 5

1032435

Pro # 6

1032436

Pro # 7

1032437

Pro # 8

1032438

Pro # 9

1032439

Pro # 10

1032440

Pro # 11

1032441

Pro # 12

1032442

Pro # 13

1032443

Pro # 14

1032444

Pro # 15

1032445

Pro # 16

1032446

Pro # 17

1032447

Pro # 18

1032448

Pro # 19

1032449

Pro # 20

1032450

Pro # 21

1032451

Pro # 22

1032452

Pro # 23

1032453

Pro # 24

1032454

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SCHEDULE “B”

Net Smelter Royalty Calculation

  In this Schedule B, expressions used herein which are defined in the attached Option Agreement will have the meanings ascribed to them in the attached Option Agreement unless otherwise defined herein or the context otherwise requires.
  “Net Smelter Returns” shall mean the actual proceeds paid to Optionor from any mine, smelter, or other purchaser for the sale of ores, metals or concentrated products from the Property and sold after deducting from such proceeds the following charges to the extent that they were not deducted from such proceeds by the purchaser in computing payment: smelting and refining charges; cost of transportation of ores, metals or concentrates from the Property to any mint smelter or other purchaser; and insurance on all such ores, metals or concentrates. The Net Smelter Royalty will be calculated on a per concession basis.
  The Optionor and the Optionee acknowledge and agree that the Property is subject to a royalty payment to the Optionor of 6% of Net Smelter Returns as contemplated in Section 2 of this Option Agreement (the “NSR”).
  Payment of the NSR (the “NSR Payment”) shall be made quarterly within 30 days after the end of each fiscal quarter of the Optionee and shall be accompanied by unaudited financial statements pertaining to the operations carried out on the Property.  Within 90 days after the end of each fiscal year of the Optionee in which the NSR is payable, the records relating to the calculation of NSR for such year shall be audited and any resulting adjustments in the payment of the NSR payable shall be made forthwith.  A copy of the said audit (the “Annual Report”) shall be delivered to the Parties within 30 days of the end of such 90-day period.
  Each annual audit shall be final and not subject to adjustment unless a party delivers to the other party written exceptions in reasonable detail within three months after a party receives the Annual Report.  The Parties, or their representative duly authorized in writing, shall at their expense have the right to audit the books and production records of the Optionee, or such other operator of the mine, related to the NSR to determine the accuracy of the Annual Report. The audit shall be conducted by a chartered or certified public accountant of recognized standing (the “Auditor”).  The Lessee or such other operator of the mine shall have the right to condition access to its books and records on execution of a written agreement by the Auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the NSR.  A copy of the Auditor’s report shall be delivered to the Optionee and the amount, which should have been paid according to the Auditor’s report, shall be paid forthwith, one party to the other
  In the event smelting or refining are carried out in facilities owned or controlled in whole or in part by the Optionee, charges, costs with respect to such operations, excluding transportation, shall mean reasonable charges, costs for such operations but not in excess of the amounts that the Optionee would have incurred if such operations were carried out at facilities not owned or controlled by the Optionee then offering comparable customer services.
  A party shall at their election have the right to take their NSR in kind as it may pertain to precious metals defined as gold, silver, rare earth elements and platinum group elements in whole or in part.